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                                                                     Exhibit 4.1

                             REGISTRATION AGREEMENT

     REGISTRATION AGREEMENT (this "Agreement") dated as of August 16, 2001, between Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), and The Limited, Inc., a Delaware corporation ("Shareholder").

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. All terms used but not defined in this Agreement have the meanings ascribed to them in the Stock Purchase Agreement dated as of July 9, 2001, among the Company, Venice Acquisition Corporation, LFAS, Inc. and Shareholder (the "Stock Purchase Agreement"). In addition, the following terms, as used herein, have the following meanings:

     "Registrable Securities" means the Stock Consideration and the Adjustment Stock Consideration beneficially owned by Shareholder (or an Affiliate of Shareholder); provided that shares of Stock Consideration and Adjustment Stock Consideration shall cease to be Registrable Securities (x) when such shares have been sold or otherwise transferred by Shareholder (or an Affiliate of Shareholder) pursuant to an effective registration statement under the 1933 Act or otherwise or (y) following the date all of the Registrable Securities are freely transferable pursuant to Rule 144(k) under the 1933 Act or any successor rule; provided that, for purposes of such determination, Shareholder (or, if applicable, any Affiliate of Shareholder) is deemed not to be an "affiliate" of the Company for purposes of such rules.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                                   ARTICLE 2
                              Registration Rights

     Section 2.01. Shelf Registration. (a) The provisions of Section 6.10(a) of the Stock Purchase Agreement are incorporated herein by reference.

     (b) If the aggregate proceeds from an offering of Registrable Securities pursuant to the Shelf Registration Statement are expected to be more than $25 million and if Shareholder so elects, such offering may be in the form of an underwritten offering solely of Registrable Securities. Shareholder shall select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering; provided that such managing
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Underwriters and additional investment bankers must be reasonably satisfactory to the Company. The Company shall not be obligated to arrange for more than two underwritten offerings of Registrable Securities pursuant to this Agreement.

                                   ARTICLE 3
                            Registration Procedures

     Section 3.01. Filings; Information. In connection with the Shelf Registration Statement pursuant to Section 2.01 hereof, the Company and Shareholder agree as follows:

     (a) Shareholder will notify Company in writing of its intention to sell Registrable Securities pursuant to the Shelf Registration Statement at least 10 days prior to the proposed date of such sale. The Company shall be entitled, by notifying Shareholder within 5 days of receiving the aforementioned notice from Shareholder, to postpone or suspend for a reasonable period of time (in no event to exceed 45 days) the offering or sale of any Registrable Securities, or the filing of any amendment or supplement to the Shelf Registration Statement, if the Company shall determine in good faith that (i) such offering, sale or filing will interfere with any pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other material corporate action of the Company or (ii) the filing of such amendment or supplement would require the Company to include therein material information that has not theretofore been made public and which the Company is not then reasonably prepared to disclose. If the Company elects to so postpone or suspend the offering or sale of any Registrable Securities, or the filing of any amendment or supplement to the Shelf Registration Statement, the Company shall, to the extent necessary, amend or supplement the Shelf Registration Statement to permit the offering and sale of Registrable Securities within 45 days of receiving the aforementioned notice from Shareholder.

     (b) The Company will, if requested, prior to filing the Shelf Registration Statement or any amendment or supplement thereto, furnish to Shareholder and each applicable managing Underwriter, if any, without charge, copies thereof, and thereafter furnish to Shareholder and each such Underwriter, if any, without charge, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as Shareholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

     (c) After the filing of the Shelf Registration Statement, the Company will promptly notify Shareholder of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

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     (d)  The Company will use its reasonable best efforts in cooperation with
Shareholder and the applicable Underwriters or agents, as the case may be, to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as Shareholder reasonably requests in writing; provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction as a foreign corporation or as a dealer in securities where it would not otherwise be required to qualify but for this paragraph (d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

     (e) The Company will as promptly as is practicable notify Shareholder, at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the 1933 Act, upon the occurrence of any circumstances or events requiring the preparation of a supplement or amendment to the Shelf Registration Statement or the prospectus included therein so that, as thereafter delivered to the purchasers of such Registrable Securities, such Shelf Registration Statement and prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading and shall as promptly as practicable make available to Shareholder and to the Underwriters, if applicable, any such supplement or amendment. Shareholder agrees that, upon receipt of any notice from the Company of the occurrence of any circumstance or event of the kind described in the preceding sentence, Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Shelf Registration Statement until receipt by Shareholder and the Underwriters, if applicable, of the copies of such supplemented or amended Shelf Registration Statement and/or prospectus and, if so directed by the Company, Shareholder will deliver to the Company all copies, other than permanent file copies then in Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

     (f) The Company will deliver to Shareholder and each Underwriter or agent participating in an offering pursuant to the Shelf Registration Statement, without charge, as many copies of each preliminary prospectus as Shareholder or such Underwriter or agent may reasonably request in writing, and the Company hereby consents (except during the continuance of any circumstance or event described in Sections 3.01(a), (c) or (e)) to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to Shareholder and each Underwriter or agent participating in such offering, without charge, from time to time during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of such prospectus (as supplemented or amended) as Shareholder or such Underwriter or agent may reasonably request in writing.

     (g) The Company will use its reasonable best efforts to comply with the 1933 Act and the rules and regulations of the Commission thereunder, and the

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1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Registrable Securities pursuant to the Shelf Registration Statement in accordance with the intended method or methods of distribution contemplated in the prospectus relating thereto.

     (h) Upon the written request of Shareholder or the managing Underwriter or agent, as the case may be, or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the 1933 Act or by any other rules and regulations thereunder in connection with the offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will prepare a prospectus supplement that complies with the 1933 Act and the rules and regulations of the Commission thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the name or names of any Underwriters or agents participating in the offering, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as Shareholder or the managing Underwriter or agent, as the case may be, and the Company deem appropriate in connection with the offering and sale of the Registrable Securities prior to its being used or filed with the Commission.

     (i) The Company may require Shareholder to promptly furnish in writing to the Company such information regarding the Shareholder, the distribution of the Registrable Securities and other matters as may be required by applicable law, rule or regulation for inclusion in the Shelf Registration Statement (or any amendment or supplement thereto).

     (j) The Company will enter into customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering pursuant to Section 2.01(b)) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

     (k) The Company will furnish to Shareholder and to each Underwriter in an underwritten offering a signed counterpart, addressed to Shareholder or such Underwriter, of (1) an opinion or opinions of counsel to the Company and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters in similar registered offerings, as the case may be, as Shareholder or the managing Underwriter reasonably requests.

     (l) The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder.

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     (m)  The Company will use its reasonable efforts to cause all such
Registrable Securities to be listed for trading on the Nasdaq National Market or on each securities exchange on which similar securities issued by the Company are then listed.

     Section 3.02. Registration Expenses. In connection with the Shelf Registration Statement, the Company shall pay the following expenses incurred in connection with such registration: (1) filing fees with the Commission, (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities), (3) printing expenses,
(4) fees and expenses incurred in connection with the listing of the Registrable Securities, (5) fees and expenses of counsel and independent certified public accountants for the Company and (6) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. Shareholder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of Shareholder, including fees and expenses of counsel for Shareholder and any Underwriters.

     Section 3.03 Termination. The registration rights set forth in this Agreement shall cease to be available to Shareholder when all of the shares of Stock Consideration and Adjustment Stock Consideration cease to be Registrable Securities hereunder. Upon termination of such registration rights in accordance with this Section 3.03, the obligations of the Company to continue the effectiveness of the Shelf Registration Statement shall terminate.

                                   ARTICLE 4
                       Indemnification And Contribution

     Section 4.01. Indemnification By The Company. The Company agrees to indemnify and hold harmless Shareholder, its officers and directors, and each Person, if any, who controls Shareholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any prospectus contained therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by Shareholder for use in the Shelf Registration Statement or any prospectus (or any amendment or supplement thereto) or the plan of distribution furnished in writing to the Company by or on behalf of Shareholder expressly for use therein or (B) that was corrected in an amendment or supplement to the Shelf Registration

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Statement or a prospectus and the Company had furnished copies thereof to the
Shareholder or the managing Underwriter prior to the relevant date of sale by the Shareholder or managing Underwriter to the Person asserting such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) on substantially the same basis as that of the indemnification of Shareholder provided in this Section 4.01.

     Section 4.02. Indemnification By Shareholder. Shareholder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to Shareholder, but only with reference to any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished by Shareholder to the Company for use in the Shelf Registration Statement or any prospectus (or any amendment or supplement thereto) or the plan of distribution furnished in writing to the Company by or on behalf of Shareholder expressly for use therein or (B) that was corrected in an amendment or supplement to the Shelf Registration Statement or a prospectus and the Company had furnished copies thereof to the Shareholder or the managing Underwriter prior to the relevant date of sale by the Shareholder or managing Underwriter to the Person asserting such loss, claim, damage or liability. Shareholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act) on substantially the same basis as that of the indemnification of the Company provided in this Section 4.02.

     Section 4.03. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing

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interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     Section 4.04.  Contribution.  If the indemnification provided for in this
Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then in lieu of such indemnification (1) as between the Company, on the one hand, and Shareholder, on the other hand, the Company and Shareholder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and Shareholder, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of Shareholder, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations and
(2) as between the Company and Shareholder, on the one hand, and the Underwriters or agents, on the other hand, the Company, Shareholder, Underwriters and agents shall contribute to such aggregate losses, liabilities, claims, damages and expenses in proportion such that (x) the Underwriters and agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the relevant prospectus (or, if not set forth on the cover page, that are applicable to the relevant offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the relevant offering), and (y) Shareholder and the Company are responsible to contribute pro rata, based upon the amount of net proceeds realized by each, in respect of the balance.

     The relative fault of the Company on the one hand and Shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by or on behalf of Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation that does not take account of

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the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Shareholder shall not be required to contribute any amount in excess of the amount by which the proceeds of the offering (before deducting expenses or Underwriter's discounts or commissions) exceeds the amount of any damages which Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 5
                                 Miscellaneous

     Section 5.01. Rule 144. The Company covenants that it will file any reports required to be filed by it under the 1934 Act and that it will take such further action as Shareholder may reasonably request to the extent required from time to time to enable Shareholder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Shareholder, the Company will deliver to Shareholder a written statement as to whether it has complied with such reporting requirements.

     Section 5.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

          if to the Company, to:

               Charming Shoppes, Inc.
               450 Winks Lane
               Bensalem, PA 19020
               Attention: Colin D. Stern
               Fax: (215) 638-6648

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               with a copy (which shall not constitute notice) to:

               Drinker Biddle & Reath LLP
               One Logan Square
               18th and Cherry Streets
               Philadelphia, PA 19103
               Attention: Howard A. Blum
               Fax: (215) 988-2757

          if to The Limited, to:

               The Limited, Inc.
               Three Limited Parkway
               Columbus, Ohio 43230
               Attention: Samuel P. Fried
               Fax: (614) 415-7188

               with a copy (which shall not constitute notice) to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention: David L. Caplan
               Fax: (212) 450-4800

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Each such notice, request or other communication shall be effective (1) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (2) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 5.02.

     Section 5.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of

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any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 5.04. Expenses. Except to the extent otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor the Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party, except that Shareholder may, in whole or in part, transfer its rights under this Agreement to an Affiliate of Shareholder that beneficially owns Registrable Securities.

     Section 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 5.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 5.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 5.09. Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

     Section 5.10. Captions; Certain Terms. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to "$" or "dollars" shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this

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Agreement, they shall be deemed to be followed by the words "without limitation".

   [Remainder of page intentionally left blank; next page is signature page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          CHARMING SHOPPES, INC.


                                          By: /s/ Eric M. Specter
                                              ----------------------------------
                                          Name: Eric M. Specter
                                          Title: Executive Vice President



                                          THE LIMITED, INC.


                                          By: /s/ Timothy J. Faber
                                              ----------------------------------
                                          Name: Timothy J. Faber
                                          Title: Vice President - Treasury,
                                                 Mergers and Acquisitions

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